Exhibit 10.18

April 22, 2005
To the Entities Listed
on Schedule 1 hereto

Re: Equity Commitment

Ladies and Gentleman:

This Letter Agreement (“Letter Agreement”) is entered into by and among Traffic.com, Inc., a Delaware corporation (the “Company”), and each of the parties listed on Schedule 1 hereto (the “Investor Guarantors”). The capitalized terms used in this Letter Agreement and not otherwise defined shall have the meanings set forth in the Amended Credit Agreement (as such term in defined below).

Background

A.                                   The Company is a party to a Credit Agreement, dated March 29, 2002, by and among the Company, PNC Bank, National Association as the original agent, and certain lenders signatory thereto, which agreement was amended on April 23, 2002, April 11, 2003, December 7, 2003 and April 30, 2004 (such agreement, as amended, the “Credit Agreement”). Contemporaneously herewith, the Company is entering into the Fifth Amendment to the Amended and Restated Credit Agreement (the “Fifth Amendment”), dated as of the date hereof, among the Company, as Borrower, National Electric Benefit Fund (“NEBF”), as lender (the “Lender”), and Columbia Partners, L.L.C. Investment Management, as Agent (the “Agent”), providing for an increase in the Individual Loan Amount (as such term is defined in the Fifth Amendment) of NEBF from $19,400,000 to $29,400,000 and extending the maturity date of the Loan Amount under the Credit Agreement. The Credit Agreement, as further amended by the Fifth Amendment, is referred to in this Letter Agreement as the “Amended Credit Agreement.”

B.                                     Pursuant to Section 6.1.16 of the Credit Agreement, the Company is required to maintain a certain minimum balance of unrestricted cash (or certain cash equivalents) of $3,00,0,000 (as amended, the “Cash Requirement Covenant”). The Agent, on behalf of the Lenders, has agreed to enter into the Fifth Amendment, which reduces the amount of the Cash Requirement Covenant to $2,500,000, but only on the condition that existing institutional stockholders of the Company, acceptable to the Agent, shall become Investor Guarantors by executing and delivering an Investor Guaranty substantially in the form of Exhibit A hereto, providing a guarantee of payment (the “Guarantee”) of certain of the Company’s Obligations under the Loan Documents, up to an aggregate maximum liability of $10,000,000 and an individual liability for each such Investor Guarantor equal to such Investor Guarantor’s “Guarantor’s Commitment” (as defined in the Investor Guaranty).

C.                                     The Investor Guaranty provides that the liability of the Investor Guarantors will be reduced by the aggregate amount of gross proceeds received by the Company in any Qualified

Equity Financing. The Investor Guarantors are willing to agree, subject to the terms and conditions set forth in this Letter Agreement, to enter into the Investor Guaranty and to provide the Qualified Equity Financing.

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Equity Commitment

(a)                                  Subject to the terms and conditions set forth in this Letter Agreement, each of the Investor Guarantors hereby agrees, severally and not jointly, up to an amount equal to each such Investor Guarantor’s “Guarantor’s Commitment,” that, upon a Cash Requirement Shortfall (as defined below), such Investor Guarantor shall (i) execute the Series F Agreements (as defined below) in which such Investor Guarantor is named as an Investor, in substantially the forms attached to this Letter Agreement as Exhibits B, C and D (unless such Investor Guarantor has previously executed and delivered such Series F Agreements), (ii) subject to the satisfaction or waiver of all conditions set forth in Section 4 of the Stock Purchase Agreement (as defined below), purchase the number of Initial Tranche Shares or Second Tranche Shares, as the case may be, set forth opposite such Investor Guarantor’s name on Exhibit A to the Stock Purchase Agreement at the Initial Tranche Closing or Second Tranche Closing (as such terms are defined in the Stock Purchase Agreement), and (iii) take all further actions, including approval in its capacity as a stockholder of the Restated Certificate (as defined below), reasonably necessary or appropriate to consummate a Qualified Equity Financing under the Series F Agreements.

(b)                                 “Cash Requirement Shortfall” shall mean the failure by the Company to satisfy the Cash Requirement Covenant on the last day of any calendar month (the “Cash Requirement Shortfall Date”) if, on the Cash Requirement Shortfall Date: (i) any Loan Amount is outstanding, and (ii) the Company has not consummated one or more Qualified Equity Financings in theaggregate amount of $10,000,000. “Series F Agreements” shall mean, collectively: (i) the form of Series F Stock Purchase Agreement attached hereto as Exhibit B (the “Stock Purchase Agreement”), (ii) the form of Fourth Amended and Restated Stockholders’ Agreement attached hereto as Exhibit C (the “Stockholders’ Agreement”), (iii) the form of Fourth Amended and Restated Investor Rights Agreement attached hereto as Exhibit D, and (iv) the form of Fourth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) attached hereto as Exhibit E.

(c)                                  Upon a Cash Requirement Shortfall, the Company shall (i) execute the Series F Agreements, in substantially the forms attached to this Letter Agreement as Exhibits B, C and D, (ii) subject to the satisfaction or waiver of all conditions set forth in Section 5 of the Stock Purchase Agreement, issue and sell to the Investor Guarantors the number of Initial Tranche Shares or Second Tranche Shares, as the case may be, set forth opposite such Investor Guarantor’s name on Exhibit A to the Stock Purchase Agreement at the applicable Closing (as such terms are defined in the Stock Purchase Agreement), and (iii) use its reasonable best efforts to take all further actions reasonably necessary or appropriate to consummate such Qualified Equity Financing.

(d)                                 In the event that the Company delivers to the Agent a certificate pursuant to Section 6.1.16 of the Amended Credit Agreement that indicates that the Company has experienced a Cash Requirement Shortfall, the Company shall within five (5) business days thereafter deliver a copy of such certificate to each of the Investor Guarantors (the “Shortfall Notice”). The Shortfall Notice shall also specify the date under the Stock Purchase Agreement for the Initial Tranche Closing or the Second Tranche Closing, as the case may be, which date shall be not less than ten (10) business days after the date of the Shortfall Notice but in no event later than the thirtieth (30th) day after the Cash Requirement Shortfall Date. Not less than ten (10) business days prior to the applicable Closing, the Company shall deliver to the Investor Guarantors the Series F Agreements in final form, with all blanks completed, together with an updated Schedule of Exceptions to the Stock Purchase Agreement. Between the date of the Shortfall Notice and the applicable Closing, the Company will also provide or make available such other information as such Investor Guarantors shall reasonably request.

(c)                                  Notwithstanding any other provision of this Section 1, upon any Share Election Closing pursuant to Section 4, the obligations under this Section 1 of the Company and of the Investor Guarantors who have complied with the terms of Section 4 shall terminate.

2.                                       Warrants. In consideration of the Investor Guarantors’ commitments pursuant to this Letter Agreement, the Company shall issue to each of the Investor Guarantors, on the date hereof, a warrant (the “Warrant” and collectively, the “Warrants”), in substantially the form attached hereto as Exhibit F, evidencing each Investor Guarantor’s right to purchase the number of shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) set forth on Schedule 1 hereto, at an exercise price of $.01 per share (for an aggregate of 700,000 shares of Common Stock).

3.                                       Investor Guaranty. In consideration of the Company’s commitments pursuant to this Letter Agreement, concurrent with the execution of this Letter Agreement, each Investor Guarantor shall execute and deliver to the Agent, on behalf of the Lender, the Investor Guaranty.

4.                                       Election to Purchase.

(a)                                  In consideration of the Investor Guarantors’ commitments pursuant to this Letter Agreement, the Company hereby grants to each of the Investor Guarantors the right to purchase (the “Election to Purchase”) all, but not less than all, of the number of shares of Series F Preferred set forth opposite such Investor Guarantor’s name on “Exhibit A” to the Stock Purchase Agreement under the heading “Total Shares” (an “Election to Purchase”), by written notice to the Company signed by such Investor Guarantor, in either of the following circumstances: (i) upon the election by investor Guarantors constituting a majority-in-interest of the aggregate Commitment Percentage set forth on Schedule 1 hereto during the period beginning October 15, 2005 through and including April 15, 2006, or (ii) upon the election of any Investor Guarantor in the event that the Company is then subject to an Insolvency Proceeding as referred to in Section 2(a)(i) of the Investor Guaranty. Any Investor Guarantor making an Election to Purchase pursuant to this Section 4(a) shall be referred to herein as an “Electing Investor Guarantor.” Any Election to Purchase shall be subject to the satisfaction or waiver of all conditions set forth in Section 4 of the Stock Purchase Agreement and shall take place at the Share Election Closing (as defined in the Stock Purchase Agreement).

(b)                                 Immediately following receipt of an Election to Purchase in accordance with Section 4(a), the Company shall provide written notice to all Investor Guarantors that are not Electing Investor Guarantors (the “Non-Electing Investor Guarantors”) of the exercise of such Election to Purchase. Each of the Non-Electing Investor Guarantors shall have ten (10) business days after the date of such notice to notify the Company of such Non-Electing Investor Guarantor’s determination whether to elect to purchase all (but in no event less than all) of the number of shares of Series F Preferred set forth opposite such Investor Guarantor’s name on “Exhibit A” to the Stock Purchase Agreement.

(c)                                  Prior to any Share Election Closing (as defined in the Stock Purchase Agreement), each Investor Guarantor purchasing Series F Preferred pursuant to this Section 4 shall (i) execute the Series F Agreements in which such Investor Guarantor is named as an Investor, in substantially the forms attached to this Letter Agreement as Exhibits B, C and D (unless such Investor Guarantor has previously executed and delivered such Series F Agreements) and (ii) take all further actions, including approval in its capacity as a stockholder of the Restated Certificate (unless such approval has already been granted), reasonably necessary or appropriate to consummate the Election to Purchase under the Series F Agreements.

(d)                                 Prior to any Share Election Closing, the Company shall (i) execute the Series F Agreements, in substantially the forms attached to this Letter Agreement as Exhibits B, C and D (unless the Company has previously executed the Series F Agreements), and (ii) take all further actions reasonably necessary or appropriate to consummate the Election to Purchase under the Series F Agreements. Subject to the satisfaction or waiver of all conditions set forth in Section 5 of the Stock Purchase Agreement, at the Share Election Closing, the Company shall issue and sell to the Investor Guarantors purchasing shares of Series F Preferred pursuant to this Section 4, the number of shares of Series F Preferred set forth opposite each such Investor Guarantor’s name on “Exhibit A” to the Stock Purchase Agreement.

(e)                                  The right to make an Election to Purchase pursuant to Section 4(a), if not previously exercised, shall expire immediately prior to the earlier to occur of (i) the consummation of a firm commitment underwritten public offering of the Company’s Common Stock; and (ii) the consummation of a Liquidation Event (as such term is defined in Article Fourth, Section B.2(d) of the Restated Certificate). Notwithstanding any other provision of this Section 4, upon any Initial Tranche Closing, the Election to Purchase shall expire with respect to an aggregate number of shares of Series F Preferred equal to the number of Initial Tranche Shares, on a pro rata basis among the Investor Guarantors in accordance with each Investor Guarantor’s Commitment Percentage. Upon the Second Tranche Closing, the Election to Purchase shall expire in its entirety.

5.                                       Rights Offering. Following each closing of the sale of shares of Series F Preferred by the Company to Investors Guarantors as contemplated by Section 1 or Section 4 of this Letter Agreement, the Company shall offer to each Rights Offering Eligible Stockholder (as such term is defined in Section 1.4 of the Stock Purchase Agreement) the opportunity to acquire such Rights Offering Eligible Stockholder’s Proportionate Percentage (as such term is defined in the Stockholders Agreement) of Series F Preferred in accordance with Section 1.4 of the Stock Purchase Agreement (the “Rights Offering”). In such event, the shares of Series F Preferred to be sold in the Rights Offering will be in addition to, and shall not reduce, the number of shares of Series F Preferred to be sold to the Investor Guarantors.

6.                                       Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors that as of the date hereof:

(a)                                  it is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated and has the full power and authority, and has taken all action necessary, to execute and deliver this Letter Agreement and the Warrants and to fulfill its obligations under, and to consummate the transactions contemplated by, this Letter Agreement and the Warrants;

(b)                                 the making and performance by it of this Letter Agreement and the Warrants and all documents required to be executed and delivered by it hereunder or thereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it or result in a breach or violation of any provision of any material contract or agreement to which it is a party;

(c)                                  this Letter Agreement and the Warrants have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity; and

(d)                                 the Company has reserved 700,000 shares of Common Stock for issuance upon exercise of the Warrants by the Investor Guarantors and such shares, When issued, will be duly and validly issued, fully paid and nonassessable.

7.                                       Representations and Warranties of the Investor Guarantors. Each of the Investor Guarantors hereby represents and warrants to the Company that as of the date hereof:

(a)                                  it is duly organized and validly existing under the laws of the jurisdiction in which it is organized and it has the full limited partnership or other organizational power and authority, and has taken all action necessary, to execute and deliver this Letter Agreement and the Investor Guaranty and to fulfill its obligations under, and to consummate the transactions contemplated by, this Letter Agreement;

(b)                                 the making and performance by it of this Letter Agreement and the Investor Guaranty and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it or result in a breach or violation of any provision of any material contract or agreement to which it is a party; and

(c)                                  this Letter Agreement and the Investor Guarantors Guaranty has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

8.                                       Miscellaneous.

(a)                                  No term or provision of this Letter Agreement may be amended, waived or terminated except by an instrument in writing signed by the Company and Investor Guarantors constituting a majority-in-interest of the Investor Guarantors, based on each Investor Guarantor’s “Commitment Percentage” as set forth on Schedule 1 hereto.

(b)                                 This Letter Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

(c)                                  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or delivery by overnight courier, or five days after deposit in the United States mail, by registered or certified mail,postage prepaid, addressed (i) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, or (ii) if to an Investor Guarantor, as set forth below the Investor Guarantor’s name on Schedule 1 to this Letter Agreement, or at such other address as the Company or the Investor Guarantor may designate by ten (10) days’ advance written notice to the Investor Guarantor or the Company, respectively.

(d)                                 This Letter Agreement is entered into in the Commonwealth of Pennsylvania and shall be governed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

(e)                                  Neither this Letter Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, that an Investor Guarantor may assign its rights and obligations hereunder to any existing stockholder of the Company which is approved by the Agent so long as such assignee becomes a party to this Letter Agreement and agrees to be bound by and subject to all of the obligations hereunder. Any assignment violating this Letter Agreement is void. Subject to the foregoing, this Letter Agreement will inure to, and be binding upon, the parties’ successors and permitted assigns.

(f)                                    The parties hereto agree to take such further actions and execute and deliver such further documents or instruments as the other party may reasonably request to give      effect to this Letter Agreement.

(g)                                 Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or delivery by overnight courier, or five days after deposit in United States mail, by registered or certified mail, postage prepaid, addressed, if to the Company, to:

Traffic.com, Inc. 851 Duportail Road Suite 220 Wayne, PA 19014 Attn: Robert N. Verratti Fax: (610) 889-7172

with a copy to:

Covington & Burling 1330 Avenue of the Americas New York, NY 10019 Attn: Ellen B. Corenswet Fax: (646) 441-9256

if to TL Ventures IV, L.P., to:

TL Ventures IV, L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1934 Attn: Chief Financial Officer Fax: (610) 975-9330

with a copy to:

Lisa R. Jacobs Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103 Fax: (866) 738-9609

if to TL Ventures IV Interfund, L.P.

TL Ventures IV Interfund, L.P.
c/o TL Ventures Inc.
700 Building
435 Devon Park Drive
Wayne, PA 19087-1934
Attn: Chief Financial Officer
Fax: (610) 975-9330

with a copy to:

Lisa R. Jacobs
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Fax: (866) 738-9609

if to PA Early Stage Partners III, L.P., to:

PA Early Stage Partners III, L.P.
1200 Liberty Ridge Drive
Suite 310
Wayne, PA 19087
Attn:	Michael G. Bolton Guy Winters
Fax: (610) 254-4240

if to Safeguard Delaware, Inc., to:

Safeguard Delaware, Inc. 103 Springer Building 3411 Silverside Road Wilmington, DE 19810 Attn: Christopher J. Davis Fax: (302) 478-3667

with a copy to:

Steven J. Feder Safeguard Scientifics, Inc. 435 Devon Park Drive 800 The Safeguard Building Wayne, PA 19087 Fax: (610) 482-9105

(b)                                 In the event of a Qualified Equity Financing while the Investor Guaranty is in effect, if some or all of the securities of the Company sold in such financing are sold to investors other than to (i) the Investor Guarantors or their permitted assigns under the Investor Guaranty, or (ii) stockholders of the Company who are entitled to purchase their “Proportionate Percentage” of any “Offered Securities” pursuant to, and as such terms are defined in, Section 5 of the Third Amended and Restated Stockholders’ Agreement, dated as of March 31, 2003, among the Company and the stockholder parties thereto (the “Current Stockholders’ Agreement”), the aggregate purchase price of such securities shall reduce the Guarantor’s Base

Liability of each Investor Guarantor, on a pro rata basis based upon each such Investor Guarantor’s Guarantor’s Commitment (as defined in the Investor Guaranty). In the event of a Qualified Equity Financing while the Investor Guaranty is in effect, other than a financing pursuant to the Series F Agreements, each Investor Guarantor shall have the right to purchase its Proportionate Percentage of the Offered Securities in accordance with the terms of Section 5 of the Current Stockholders’ Agreement instead of the respective percentages set forth on Schedule 1 to this Agreement opposite each Investor Guarantor’s name under the heading “Commitment Percentage.”

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If the terms and conditions of this Letter Agreement are acceptable, please sign this Letter Agreement and return a copy to us to confirm our mutual understandings and binding agreements.

Very truly yours,

TRAFFIC.COM, INC.

By:	/s/ Robert N. Verratti
Robert N. Verratti Chief Executive Officer

Agreed to and Accepted as of the

date first set forth above

TL Ventures IV L.P.

By:	TL Ventures IV Management L.P., its general partner

By:	TL Ventures IV LLC, its general partner

By:	/s/ M J Jening
Name:	M J Jening
Title:	Managing Director

TL Ventures IV Interfund L.P.

By:	TL Ventures IV LLC, its general partner

By:	/s/ M J Jening
Name:	M J Jening
Title:	Managing Director

PA Early Stage Partners III, L.P.

By: PA-ESP III GP, L.P., its general partner

By: PA-ESP Manager III, LLC, its general partner

By:	/s/ Scott Nissenbaum
Name: Scott Nissenbaum
Title: Partner

Safeguard Delaware, Inc.

By:	/s/ Steven J. Feder
Steven J. Feder
Vice President

Schedule 1

Investor Guarantors

	Name and Address	Commitment Percentage (from Investor Guaranty)	Number of Warrant Shares

	TL Ventures IV, L.P.
	c/o TL Ventures Inc.
	700 Building
	435 Devon Park Drive	82.7570%	579,298
	Wayne, PA 19087-1934
	Attn: Chief Financial Officer
	Fax: (610) 975-9330

	TL Ventures IV Interfund L.P.
	c/o TL Ventures Inc.
	700 Building
	435 Devon Park Drive	2.1868%	15,308
	Wayne, PA 19087-1934
	Attn: Chief Financial Officer
	Fax: (610) 975-9330

	PA Early Stage Partners III, L.P.
	1200 Liberty Ridge Drive
	Suite 310
	Wayne, PA 19087	7.5281%	52,697
Attn:	Michael G. Bolton
	Guy Winters
	Fax: (610) 254-4240

	Safeguard Delaware, Inc.
	103 Springer Building
	3411 Silverside Road
	Wilmington, DE 19810	7.5281%	52,697
	Attn: Christopher J. Davis
	Fax: (302) 478-3667

	TOTAL	100%	700,000